Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 1, 2023, Mayville Engineering Company, Inc. (MEC, the Company, we, our, us or similar terms) completed its acquisition (the Acquisition) of Mid-States Aluminum (MSA) for $90.0 million in cash, which included estimated adjustments for the amount of cash, indebtedness, net working capital, and certain expenses of MSA as of the closing, pursuant to the Unit Purchase Agreement, dated June 19, 2023. Prior to the closing of the Acquisition, MSA conducted a reorganization from a corporation to a limited liability company. MSA is a leading manufacturer of custom aluminum extrusions and fabrications that also offers related services including design, engineering, anodizing and finishing, assembly and packaging.

The Company financed the Acquisition by borrowing under its amended and restated credit agreement, dated as of June 28, 2023. The Company filed the amended and restated credit agreement with the Securities and Exchange Commission on June 29, 2023 as Exhibit 10 on Form 8-K dated June 28, 2023.

The following Unaudited Pro Forma Condensed Combined Financial Information was prepared in accordance with Regulation S-X under the Securities Act using accounting policies in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP). The Unaudited Pro Forma Condensed Combined Financial Information (1) was prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in Accounting Standards Codification (ASC) 805, Business Combinations, the Company being the acquiring entity and (2) is based on the Company’s historical consolidated financial statements and MSA’s historical financial statements. In the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023, it is assumed that the Acquisition occurred on June 30, 2023. In the Unaudited Pro Forma Condensed Combined Statements of Comprehensive Income for the six months ended June 30, 2023, and the twelve months ended December 31, 2022, it is assumed that the Acquisition occurred on January 1, 2022.

In accordance with ASC 805, we use our best estimates and assumptions to accurately assign fair value to the tangible assets acquired, identifiable intangible assets and liabilities assumed, and the related income tax impacts as of the Acquisition date. The estimate of the excess purchase price over the fair value of net tangible assets acquired was allocated to identifiable intangible assets and goodwill. The fair values assigned to MSA’s tangible and identifiable intangible assets acquired and liabilities assumed are based on the Company’s estimates and assumptions. The estimated fair values of these assets acquired, and liabilities assumed are considered preliminary and are based on the information that was available as of the date of the Acquisition. In the opinion of the Company’s management, the Unaudited Pro Forma Condensed Combined Financial Information includes all material adjustments necessary to be in accordance with Article 11 of Regulation S-X under the Securities Act.

The Company’s historical financial statements have been adjusted in the Unaudited Pro Forma Condensed Combined Financial Information to give effect to Pro Forma events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) expected to have a continuing impact on the combined results of the Company after the Acquisition. The purchase price allocation reflected in the following Unaudited Pro Forma Condensed Combined Financial Information is preliminary in nature as the final, actual purchase price and certain valuations have not been finalized. Accordingly, although these amounts represent Company management’s current best estimate of fair value, the final purchase price allocation may differ materially from the preliminary allocation utilized in the following Unaudited Pro Forma Condensed Combined Financial Information. In addition, the Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income Information includes various estimates which are subject to material change and may not be indicative of what may be expected to occur in the future. The Pro Forma adjustments are described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

The Unaudited Pro Forma Condensed Combined Financial Information is presented for informational purposes only. Such information is not necessarily indicative of the operating results or financial position that actually would have been achieved if the Acquisition had been consummated on the dates indicated or that the combined company may achieve in future periods. Further, the Unaudited Pro Forma Condensed Combined Financial Information does not reflect any revenue and operating synergies or cost savings that may result from the Acquisition.

Unaudited Pro Forma Condensed Combined Financial Information is based upon, and should be read in conjunction with:

●	Accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information;
●	The Company’s historical financial statements included in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2022 and in the Company’s Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2023; and
●	MSA’s historical financial statements included within this Current Report on Form 8-K as Exhibits 99.1 and 99.2 as of and for the year ended December 31, 2022 and as of and for the six months ended June 30, 2023, respectively.

Mayville Engineering Company, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2023

(in thousands)

		Mid-States
	Mayville	Aluminum
	Engineering	After Reclassifications	Pro Forma	Note Ref.	Pro Forma
	Company	(See Note 3)	Adjustments	(See Note 4)	Combined
ASSETS
Cash and cash equivalents	$90,125	$324	$(90,002)	[a]	$447
Receivables, net of allowances for doubtful accounts	69,066	7,381	—		76,447
Inventories, net	66,828	8,847	891	[b]	76,566
Tooling in progress	7,827	—	—		7,827
Prepaid expenses and other current assets	4,360	262	—		4,622
Total current assets	238,206	16,814	(89,111)		165,909
Property, plant and equipment, net	141,326	20,114	21,157	[b]	182,597
Assets held for sale	81	—	—		81
Goodwill	71,535	—	21,800	[b]	93,335
Intangible assets, net	40,333	—	22,600	[b]	62,933
Operating lease assets	33,929	—	—		33,929
Other long-term assets	3,192	167	—		3,359
Total assets	$528,602	$37,095	$(23,554)		$542,143
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$52,354	$2,279	$—		$54,633
Current portion of operating lease obligation	5,017	—	—		5,017
Current portion of long-term debt	—	697	(212)	[c]	485
Accrued liabilities:					—
Salaries, wages, and payroll taxes	8,229	1,441	—		9,670
Profit sharing and bonus	1,499	461	—		1,960
Current portion of deferred compensation	273	—	—		273
Other current liabilities	11,333	1,361	—		12,694
Total current liabilities	78,705	6,239	(212)		84,732
Bank revolving credit notes	177,943	—	5,009	[c]	182,952
Other long-term debt, less current maturities	—	7,187	(4,797)	[c]	2,390
Operating lease obligation, less current maturities	29,745	—	—		29,745
Deferred compensation, less current portion	3,446	—	—		3,446
Deferred income tax liability	12,710	—	—		12,710
Other long-term liabilities	684	115	—		799
Total liabilities	$303,233	$13,541	$—		$316,774
Total shareholders’ equity	225,369	23,554	(23,554)	[d]	225,369
Total	$528,602	$37,095	$(23,554)		$542,143

The accompanying notes are an integral part of these Condensed Combined Financial Statements

Mayville Engineering Company, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income

For the Six Months Ended June 30, 2023

(in thousands, except share amounts and per share data)

		Mid-States
	Mayville	Aluminum
	Engineering	After Reclassifications	Pro Forma	Note Ref.	Pro Forma
	Company	(See Note 3)	Adjustments	(See Note 4)	Combined
Net sales	$281,626	$30,956	$—		$312,582
Cost of sales	249,154	23,936	(98)	[e]	272,992
Amortization of intangible assets	3,476	—	871	[f]	4,347
Profit sharing, bonuses, and deferred compensation	5,690	235	—		5,925
Other selling, general and administrative expenses	14,363	5,406	—		19,769
Income from operations	8,943	1,379	(773)		9,549
Interest expense	(3,626)	(69)	(3,460)	[g]	(7,155)
Loss on extinguishment of debt	(216)	—	—		(216)
Income before taxes	5,101	1,310	(4,233)		2,178
Income tax expense (benefit)	916	—	(914)	[h]	2
Net income (loss) and comprehensive income (loss)	$4,185	$1,310	$(3,319)		$2,176

Earnings per share:
Basic	$0.21				$0.11
Diluted	$0.20				$0.10

Weighted average shares outstanding:
Basic	20,405,383				20,405,383
Diluted	20,789,175				20,789,175

The accompanying notes are an integral part of these Condensed Combined Financial Statements

Mayville Engineering Company, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income

For the Twelve Months Ended December 31, 2022

(in thousands, except share amounts and per share data)

		Mid-States
	Mayville	Aluminum
	Engineering	After Reclassifications	Pro Forma	Note Ref.	Pro Forma
	Company	(See Note 3)	Adjustments	(See Note 4)	Combined
Net sales	$539,392	$85,603	$—		$624,995
Cost of sales	478,323	64,748	(219)	[i]	542,852
Amortization of intangible assets	6,952	—	1,741	[j]	8,693
Profit sharing, bonuses, and deferred compensation	7,997	411	—		8,408
Other selling, general and administrative expenses	24,692	7,734	—		32,426
Impairment of long-lived assets and gain on contracts	(4,346)	—	—		(4,346)
Income from operations	25,774	12,710	(1,522)		36,962
Interest expense	(3,380)	(176)	(6,921)	[k]	(10,477)
Income before taxes	22,394	12,534	(8,443)		26,485
Income tax expense	3,667	—	330	[l]	3,997
Net income (loss) and comprehensive income (loss)	$18,727	$12,534	$(8,773)		$22,488

Earnings per share:
Basic	$0.92				$1.10
Diluted	$0.91				$1.09

Weighted average shares outstanding:
Basic	20,399,737				20,399,737
Diluted	20,682,628				20,682,628

The accompanying notes are an integral part of these Condensed Combined Financial Statements

Mayville Engineering Company, Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

(in thousands, except share amounts, per share data and years)

Note 1. Description of Transaction and Basis of Presentation

On July 1, 2023, the Company acquired all of the issued and outstanding limited liability interests of MSA. The Acquisition was consummated in accordance with the terms and conditions of that certain Unit Purchase Agreement, dated as of June 19, 2023, among the Company and the shareholders of MSA, following a reorganization of MSA from a corporation to a limited liability company. The purchase price in the Acquisition was $95,945, subject to adjustments for the amount of cash, indebtedness, net working capital and certain expenses of MSA as of the closing. At the closing of the Acquisition, the Company applied an estimate of the adjustments and paid total net consideration of $90,002. The Company financed the Acquisition by borrowing under its amended and restated credit agreement, dated as of June 28, 2023.

The Pro Forma adjustments to the Unaudited Pro Forma Condensed Combined Financial Information is based on historical consolidated financial statements of the Company and the historical financial statements of MSA. The Pro Forma adjustments eliminate transactions between Mayville Engineering Company, Inc. and Mid-States Aluminum using balances as of June 30, 2023 and conform the accounting principles of MSA to those of the Company in preparing the Unaudited Pro Forma Condensed Combined Financial Information.

The Unaudited Pro Forma Condensed Combined Financial Information was prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in ASC 805, Business Combinations, with Mayville Engineering Company, Inc being the acquiring entity, and reflects estimates and assumptions deemed appropriate by the Company’s management. In the opinion of the Company’s management, the Unaudited Pro Forma Condensed Combined Financial Information includes all material adjustments necessary to be in accordance with Article 11 of Regulation S-X under the Securities Act.

The Unaudited Pro Forma Condensed Combined Financial Information is presented for informational purposes only. Such information is not necessarily indicative of the operating results or financial position that actually would have been achieved if the Acquisition had been consummated on the dates indicated or that the combined company may achieve in future periods. Further, the Unaudited Pro Forma Condensed Combined Financial Information does not reflect any revenue and operating synergies or cost savings that may result from the Acquisition.

Note 2. Preliminary Purchase Price Allocation

For the Unaudited Pro Forma Condensed Combined Balance Sheet, the $90,002 purchase price was allocated based on financial information and the Company’s preliminary estimate of the fair value of the assets acquired and liabilities assumed as of the Acquisition date. The following table summarizes the allocation of the preliminary purchase price:

Preliminary
Opening Balance
Sheet Allocation
Cash	$324
Accounts receivable, net	7,381
Inventory	9,738
Property, plant and equipment	41,271
Other assets	429
Intangible assets
Developed technology (7-year estimated useful life)	4,900
Customer relationships (17-year estimated useful life)	17,700
Goodwill	21,800
Total assets acquired	103,543
Accounts payable	(2,279)
Accrued expenses	(1,441)
Other liabilities	(1,937)
Debt	(7,884)
Total consideration	$90,002

This preliminary purchase price allocation has been used to prepare Pro Forma adjustments for purposes of the Pro Forma Balance Sheet and Statement of Comprehensive Income. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the Pro Forma adjustments. The final allocation may include changes in allocations to intangible assets such as developed technology and customer relationships as well as goodwill and other changes to assets and liabilities.

Note 3. Reclassification of Mid-States Aluminum Historical Financial Information

Certain classifications have been made to Mid-States Aluminum’s historical financial statements to conform with the Company’s financial presentation. Reclassifications reflected in the Unaudited Pro Forma Condensed Combine Balance Sheet and Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income are presented in the following tables:

	As of June 30, 2023
	Mid-States		Mid-States
	Aluminum		Aluminum
	Before		After
	Reclassifications	Reclassifications	Reclassifications
Right-of-use assets - Finance	$144	$(144)	$—
Property, plant and equipment, net	19,970	144	20,114
Prepaid expenses and other current assets	133	129	262
Notes payable - Bank and other	7,755	(7,755)	—
Current portion of long-term debt	—	697	697
Other long-term debt; less current maturities	—	7,187	7,187
Lease liabilities - Finance; current portion	36	(36)	—
Accounts payable	2,267	12	2,279
Customer deposits	204	(204)	—
Salaries, wages, and payroll taxes	—	1,441	1,441
Profit sharing and bonus	—	461	461
Other current liabilities	3,035	(1,674)	1,361
Lease liabilities - Finance; long-term portion	115	(115)	—
Other long-term liabilities	—	115	115

	Six Months Ended June 30, 2023
	Mid-States		Mid-States
	Aluminum		Aluminum
	Before		After
	Reclassifications	Reclassifications	Reclassifications
Net sales	$32,989	$(2,033)	$30,956
Cost of sales	26,048	(2,112)	23,936
Profit sharing, bonuses and deferred compensation	—	235	235
Selling, general and administrative expenses	5,545	(139)	5,406
Interest income	59	(59)	—
Loss on disposal of property, plant and equipment	(106)	106	—
Rental income	30	(30)	—

	Twelve Months Ended December 31, 2022
	Mid-States		Mid-States
	Aluminum		Aluminum
	Before		After
	Reclassifications	Reclassifications	Reclassifications
Net sales	$94,107	$(8,504)	$85,603
Cost of sales	73,629	(8,881)	64,748
Profit sharing, bonuses and deferred compensation	—	411	411
Selling, general and administrative expenses	7,930	(196)	7,734
Interest income	42	(42)	—
Gain on disposal of property, plant and equipment	16	(16)	—
Rental income	101	(101)	—
Other	3	(3)	—

Note 4. Pro forma adjustments

The Pro Forma adjustments included in the Unaudited Pro Forma Condensed Combined Financial Information are as follows:

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023:

(a)	Reflects the initial cash consideration of $90,002 paid to acquire Mid-States Aluminum.
(b)	Represents the estimated fair value adjustments to inventory, property, plant and equipment and intangible assets, plus the estimated goodwill recognized as part of purchase accounting.

(c)	Represents the payoff of Mid-State Aluminum’s small business loan of $5,009 as Mayville Engineering Company does not meet the necessary criteria to qualify for this type of loan.

(d)	Represents historical Mid-States Aluminum accounts eliminated upon the Acquisition.

Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income for the Six Months Ended June 30, 2023:

(e)	Reflects estimated depreciation expense of $1,534 associated with the fair value of acquired property, plant and equipment less elimination of Mid-State Aluminum’s depreciation expense of $1,632.

(f)	Reflects the estimated amortization expense of $871 associated with the fair value of acquired intangible assets.

(g)	Reflects the additional estimated interest expense of $3,460 associated with the increased debt under the Company’s revolving credit note used to fund the Acquisition. This assumes an interest rate of 7.69%, the Company’s interest rate as of June 30, 2023. An increase in the interest rate on the Company’s revolving credit note of 0.125% would increase interest expense by $57 for the six-month period presented.

(h)	Reflects estimated income tax expense of $309 on MSA’s pretax income of $1,310 using an effective tax rate of 23.6%. Additionally, reflects estimated income tax benefit of $1,223 on the net impact of the pro form adjustments using a statutory rate of 28.9%.

Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income for the Twelve Months Ended December 31, 2022:

(i)	Reflects estimated depreciation expense of $3,067 associated with the fair value of acquired property, plant and equipment less elimination of Mid-State Aluminum’s depreciation expense of $3,286.

(j)	Reflects the estimated amortization expense of $1,741 associated with the fair value of acquired intangible assets.

(k)	Reflects the additional estimated interest expense of $6,921 associated with the increased debt under the Company’s revolving credit note used to fund the Acquisition. This assumes an interest rate of 7.69%, the Company’s interest rate as of June 30, 2023. An increase in the interest rate on the Company’s revolving credit note of 0.125% would increase interest expense by $113 for the twelve-month period presented.

(l)	Reflects estimated income tax expense of $2,770 on MSA’s pretax income of $12,534 using an effective tax rate of 22.1%. Additionally, reflects estimated income tax benefit of $2,440 on the net impact of the pro forma adjustments using a statutory rate of 28.9%.

Non-Recurring Transactions:

No adjustments have been made to the Unaudited Pro Forma Condensed Combined Statements of Comprehensive Income for the following amounts as they are not expected to have a continuing impact on the Company’s financial statements subsequent to the Acquisition:

●	Expense related to estimated fair value adjustment of inventory recognized as part of purchase accounting of $891; and

●	Estimated transaction related expenses of $1,000, exclusive of the $899 included in the Company’s six-month period presented.